    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1999


                                                      REGISTRATION NO. 333-69683
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               AHL SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)

                        GEORGIA                                                 58-2277249
            (State or other jurisdiction of                                  (I.R.S. Employer
             Incorporation or Organization)                               Identification Number)

                            3353 PEACHTREE ROAD, NE
                            SUITE 1120, NORTH TOWER
                             ATLANTA, GEORGIA 30326
                                 (404)267-2222
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           FRANK A. ARGENBRIGHT, JR.
                    CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER
                               AHL SERVICES, INC.
                            3353 PEACHTREE ROAD, NE
                            SUITE 1120, NORTH TOWER
                             ATLANTA, GEORGIA 30326
                                 (404)267-2222
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   COPIES TO:

                 JEFFREY M. STEIN, ESQ.                                   DONALD J. MURRAY, ESQ.
                    KING & SPALDING                                        DEWEY BALLANTINE LLP
                  191 PEACHTREE STREET                                 1301 AVENUE OF THE AMERICAS
                 ATLANTA, GEORGIA 30303                                  NEW YORK, NEW YORK 10019
                     (404) 572-4600                                           (212) 259-8000

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                                                 PROPOSED
                                                                               PROPOSED          MAXIMUM
                                                                               MAXIMUM          AGGREGATE
                                                           AMOUNT TO BE     OFFERING PRICE       OFFERING         AMOUNT OF
           TITLE OF SHARES TO BE REGISTERED               REGISTERED(1)      PER UNIT(2)         PRICE(2)      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.................     4,600,000          $28.0625        $129,087,500       $35,886(3)
-------------------------------------------------------------------------------------------------------------------------------
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

(1) Includes 600,000 shares which the Underwriters have the option to purchase solely to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c). Based on the average of the high and low sales price for the Common Stock on December 17, 1998.
(3) Previously paid
                               ------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the Company. Except for the SEC registration fee and NASD filing fee, all amounts are estimates.

SEC registration fee........................................  $ 35,886
                                                              --------
NASD filing fee.............................................    13,409
                                                              --------
Nasdaq National Market Listing Fee..........................    17,500
                                                              --------
Accounting fees and expenses................................    50,000
                                                              --------
Legal fees and expenses.....................................   120,000
                                                              --------
Printing and Engraving expenses.............................    75,000
                                                              --------
Transfer Agent and Registrar fees and expenses..............    10,000
                                                              --------
Miscellaneous Expenses......................................    78,205
                                                              --------
          Total.............................................  $400,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the Federal securities laws). The Company's Restated and Amended Articles of Incorporation (the "Restated Articles") exonerate the Company's directors from monetary liability to the extent permitted by this statutory provision.

     The Company's Bylaws (the "Bylaws") also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code. In addition, the Bylaws provide that the Company will advance to its directors or officers reasonable expenses of any such proceeding.

     Notwithstanding any provision of the Company's Amended and Restated Articles and Bylaws to the contrary, the Georgia Business Corporation Code provides that the Company shall not indemnify a director or officer for any liability incurred in a proceeding in which the director is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company: (1) for any appropriation, in violation of his duties, of any business opportunity of the Company; (2) for acts or omissions which involve intentional misconduct or a

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

knowing violation of law; (3) for unlawful corporate distributions; (4) for any transaction from which the director or officer received an improper personal benefit.

     Section 8 of the Underwriting Agreement filed as Exhibit 1.1 hereto also contains certain provisions pursuant to which certain officers, directors and controlling persons of the Company may be entitled to be indemnified by the underwriters named therein.

     The Company has purchased insurance with respect to, among other things, any liabilities that may accrue under the statutory provisions referred to above.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


EXHIBIT
NUMBER                              NUMBER DESCRIPTION
-------                             ------------------
 1.1      --   Form of Underwriting Agreement
 3.1      --   Restated and Amended Articles of Incorporation of the
               Company (incorporated by reference to the Registration
               Statement on Form 8-A dated March 25, 1997)
 3.2      --   Bylaws of the Company (incorporated by reference to the
               Registration Statement on Form 8-A dated March 25, 1997)
 4.1      --   Specimen common stock certificate (incorporated by reference to the Registration Statement on Form S-1, File No.
               333-20315)
 4.2      --   1997 Stock Incentive Plan (incorporated by reference to the
               Registration Statement on Form S-1, File No. 333-20315)
 4.1      --   Convertible Subordinated Promissory Note dated July 24, 1998
               (incorporated by reference to the Current Report on Form 8-K dated July 24, 1998).
 5.1**    --   Opinion of King and Spalding as to the legality of the
               common stock being registered
10.1      --   Restated Employment Agreement between the Company and Edwin
               R. Mellett dated as of February 1, 1997, as amended on
               February 28, 1997 (incorporated by reference to the
               Registration Statement on Form S-1, File No. 333-20315)
10.2      --   Restated Employment Agreement between the Company and Thomas
               J. Marano dated as of February 1, 1997, as amended on
               February 28, 1997 (incorporated by reference to the
               Registration Statement on Form S-1, File No. 333-20315)
10.3      --   Restated Employment Agreement between the Company and David
               L. Gamsey dated as of February 1, 1997, as amended on
               February 28, 1997 (incorporated by reference to the
               Registration Statement on Form S-1, File No. 333-20315)
10.4      --   Letter Agreement between the Company and Ernest Patterson
               dated as of May 23, 1997 (incorporated by reference to the
               Registration Statement on Form S-1, File No. 333-37327)
10.5      --   Credit Agreement dated as of February 10, 1998 by and among
               AHL Services, Inc., Argenbright Security, Inc., Argenbright,
               Inc., Intersec, Inc., ADI U.K. Limited, Aviation Defence
               International Germany Limited, Argenbright Holdings Limited
               and The ADI Group Limited, as borrowers, the Lenders
               referred to therein, First Union National Bank (London
               Branch), as European Facility Lender and First Union
               National Bank of Georgia, as Administrative Agent
               (incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 1997)
10.6**    --   First Amendment to Amended and Restated Credit Agreement
               dated as of July 9, 1998 by and among AHL Services, Inc.,
               Argenbright Security, Inc., Argenbright, Inc., Intersec,
               Inc., ADI U.K. Limited, Aviation Defence International
               Germany Limited, Argenbright Holdings Limited and The ADI
               Group Limited, as borrowers, the Lenders referred to
               therein, First Union National Bank (London Branch), as
               European Facility Lender and First Union National Bank of
               Georgia, as Administrative Agent

EXHIBIT
NUMBER                              NUMBER DESCRIPTION
-------                             ------------------
10.7**    --   Second Amendment to Amended and Restated Credit Agreement
               dated as of November 18, 1998 by and among AHL Services,
               Inc., Argenbright Security, Inc., Argenbright, Inc.,
               Intersec, Inc., ADI U.K. Limited, Aviation Defence
               International Germany Limited, Argenbright Holdings Limited
               and The ADI Group Limited, as borrowers, the Lenders
               referred to therein, First Union National Bank (London
               Branch), as European Facility Lender and First Union
               National Bank of Georgia, as Administrative Agent
10.8      --   Purchase Agreement, dated as of July 24, 1998, by and among
               Argenbright, Inc., Gage Marketing Group, LLC and Adistra LLC
               (incorporated by reference to the Current Report on Form 8-K dated July 24, 1998).
10.9      --   First Amendment to Purchase Agreement, dated as of July 24,
               1998, by and among Argenbright, Inc., Gage Marketing Group,
               LLC and Adistra LLC (incorporated by reference to the
               Current Report on Form 8-K dated July 24, 1998).
10.10**   --   Stock Purchase Agreement for the Acquisition of UNICCO
               Security Services, Inc. dated as of October 26, 1998 by and among Argenbright Security, Inc., UNICCO Security Services,
               Inc., USC, Inc. and UNICCO Service Company.
10.11**   --   First Amendment to Stock Purchase Agreement, dated December
               11, 1998, by and among Argenbright Security, Inc., UNICCO
               Security Services, Inc., USC, Inc. and UNICCO Service
               Company.
10.12     --   Registration Rights Agreement, dated July 24, 1998, by and between AHL Services, Inc. and Gage Marketing Group, LLC
               (incorporated by reference to the Current Report on Form 8-K dated July 24, 1998).
10.13     --   Consulting Agreement, dated July 24, 1998, by and between
               AHL Services, Inc. and Edwin C. Gage (incorporated by
               reference to the Current Report on Form 8-K dated July 24,
               1998).
23.1      --   Consent of King and Spalding (contained in Exhibit 5.1)
23.2      --   Consent of Arthur Andersen LLP
23.3      --   Consent of Price Waterhouse GmbH
24.1**    --   Powers of Attorney (contained on signature page)

---------------


 ** Previously filed


     (b) Financial Statement Schedules.

     Not Applicable

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

                        SIGNATURES AND POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 21, 1999.


                                          AHL SERVICES, INC.

                                          By:      /s/ DAVID L. GAMSEY
                                            ------------------------------------
                                                      David L. Gamsey
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated on January 21, 1999.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chairman and Co-Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
              Frank A. Argenbright, Jr.

                          *                            Vice Chairman and Co-Chief Executive Officer
-----------------------------------------------------
                  Edwin R. Mellett

                 /s/ DAVID L. GAMSEY                   Chief Financial Officer (Principal Financial
-----------------------------------------------------    and Principal Accounting Officer)
                   David L. Gamsey

                          *                            Director
-----------------------------------------------------
                    Edwin C. Gage

                          *                            Director
-----------------------------------------------------
                Robert F. McCullough

                          *                            Director
-----------------------------------------------------
               Hamish Leslie Melville

              *By: /s/ DAVID L. GAMSEY
      ----------------------------------------------
                   David L. Gamsey
                  Attorney-in-fact

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